Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 28, 2010

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-119887, 333-119590, 333-61916, 3333-61672, 3333-17011, 333-16635, 033-60607) of Community Bank System, Inc. of our report dated June 28, 2010, appearing in the Annual Report on Form 11-K of Community Bank System, Inc. 401(k) Employee Stock Ownership Plan for the years ended December 31, 2009 and 2008.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP
Syracuse, New York